Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256312, 333-256313, 333-263320, 333-270158, 333-277367, and 333-285287) of Procore Technologies, Inc. of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 24, 2026